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                                                                   EXHIBIT 10.40


                               MARKETING AGREEMENT

                                 BY AND BETWEEN

                                  E-LOAN, INC.

                                       AND

                        PHH MORTGAGE SERVICES CORPORATION

                                                                   Release Date:

                                                            REVISED DATE: 2/4/98
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                               MARKETING AGREEMENT

         This Marketing Agreement ("Agreement") is entered into as of the 19th day of January, 1998 ("Effective Date"), between PHH Mortgage Services Corporation ("PHH"), a New Jersey corporation having an office at ??000 Atrium Way, Mt. Laurel, New Jersey 08054 and E-LOAN, INC., having an office at 540 University Avenue, Suite 150, Palo Alto, CA 94301 ("E-Loan") (the "Parties").

         WHEREAS, PHH is engaged in providing mortgage services that include counseling, efficient processing, origination, and servicing of mortgage loans on homes located in the United States; and

         WHEREAS, E-Loan is a mortgage broker which provides marketing and access services to mortgage senders via the internet.

         WHEREAS, PHH and E-Loan wish to develop a marketing and access program ("Program") the purpose of which will be to market PHH's mortgage services on the internet.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

         The Program.

         (a) E-Loan shall provide access to PHH and market PHH and its various mortgage programs and products on the internet at various web sites. The web sites shall include promotional information about PHH and educational materials to customers regarding the mortgage process. E-Loan shall be responsible for developing and maintaining the web sites which shall enable customers to access information regarding various loan programs and products, provide comparative product descriptions, costs and similar information, allow the customer to prequalify for a mortgage loan, and select the most suitable loan product under their circumstances.

         (b) The Parties contemporaneously have agreed upon additional details concerning their respective obligations under the Program, including but not limited to, as applicable, the frequency, size, number and general content of the web sites to be advertised. E-Loan shall review and make suggestions to PHH regarding PHH's advertisements and the most effective manner in which to promote its programs and products on the internet. PHH shall have sole discretion in selecting the marketing materials which are ultimately placed on the web site.

         (c) As part of the Program, E-Loan shall provide monthly reports to PHH (E-Loan Reports), in form and format reasonably acceptable to the Parties, that describe, among other things, the extent to which E-Loan has met its obligations under the Program.

         (d) In addition, PHH shall provide to E-Loan its standard monthly reporting on registrations, cancellations, closings and pipeline so that E-Loan may monitor the effectiveness and quality of the mortgage services provided by PHH.


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         Compensation. Beginning January 19, 1998, PHH shall pay a fee to E-Loan
         ("Semiannual Marketing Fee") for the access and marketing provided under the Program every six months during the term of this Agreement (Semiannual term). The amount of the Semiannual Marketing Fee shall be $100,000 unless adjusted as provided in this Section 2. The Semiannual Marketing Fee shall be paid in two equal installments. The first installment of $50,000 shall be paid within 30 days of execution of this Agreement and the second installment of $50,000 shall be paid within 10 days of the end of the Semiannual period. The Parties each acknowledge and agree that the Semiannual Marketing Fee reflects the reasonable and fair market value of the goods and services to be provided by E-Loan under the Program, without regard to the value or volume of mortgage loans that may be attributable to the Program. Not more frequently than once each six months, either party may notify the other, in writing, of its determination (Determination), and the bases therefor, that the Semiannual Marketing Fee amount may fail to reflect the reasonable and fair market value of the goods and services to be provided in the E-Loan Reports, and upon other information made available to the Parties including but not limited to: (i) the number of web sites maintained by E-Loan; (ii) the number of customers visiting the web site; (iii) E-Loan's marketing area; (iv) changes thereto since the prior six month period (collectively, the Data). To the extent they are reasonably available to it, E-Loan agrees to provide the Data to PHH as part of its E-Loan Reports. If the other party agrees with the Determination, the Semiannual Marketing Fee amount shall be so adjusted, effective upon the commencement of the next six month term. If there is disagreement, the Parties shall attempt in good faith to resolve the disagreement. If unable to do so, the Semiannual Marketing Fee shall not be adjusted in response to that Determination.

         Regulatory Compliance. Each party will comply with all applicable regulatory requirements of the United States or any state with respect to its services to be provided under this Agreement. Each party shall maintain any and all government approvals, licenses or authorizations required by the laws of the United States or any state to engage in the activities described in this Agreement.

         Relationship. The relationship between PHH and E-Loan shall be that of independent contractors and neither party shall be or represent itself to be an agent, employee, partner or joint venturer of the other, nor shall either party have or represent itself to have any power or authority to act for, bind or commit the other. PHH shall have sole discretion and authority with respect to product development, origination, processing, underwriting and servicing of all mortgage financing.

         Confidential Information. Each party recognizes that, during the term of this Agreement, its directors, officers or employees may obtain knowledge of trade secrets, membership lists and other confidential information of the other party which are valuable, special or unique to the continued business of that party. Accordingly, each party hereby agrees to hold such information in confidence and to use its best efforts to ensure that such information is held in confidence by its officers, directors and employees and to be utilized only in accordance with the terms of this agreement.

         Trademarks. Each party shall grant the other party a license to use certain of its trademarks during the term of this Agreement. Each party agrees that nothing herein shall give to the other party any right, title or interest in the other party's Marks, except to use the Marks in accordance with the terms of this Agreement and that the PHH Marks and the E-Loan Marks are the sole and exclusive property of PHH and E-Loan, respectively.


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         Disclaimer. Neither PHH nor E-Loan make any representation or warranty to the other regarding the effect that this Agreement and the consummation of the transactions contemplated hereby may have upon the Foreign, Federal, State or local tax liability of the other.

         Severability. If any provision of this Agreement should be invalid, illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent of such conflict, without affecting the remaining provisions of this Agreement.

         Term and Termination.

         (a) The term of this Agreement shall be for a period of one (1) year commencing on its Effective Date unless earlier terminated in accordance with the provisions of this Section
                  9. Upon expiration of the initial one (1) year term, this Agreement shall automatically renew from year to year unless earlier terminated in accordance with the provisions of this
                  Section 9.

         (b) Either party may terminate this Agreement, at any time, with or without cause by providing sixty (60) days written notice to the other.

         (c) Upon termination of this Agreement, as provided herein: (i) E-Loan shall refrain from any and all further use of or reference to materials utilizing PHH; (ii) PHH shall continue to process, in due course, any mortgage loan applications submitted by E-Loan's customers prior to termination of this Agreement; and (iii) PHH shall be obligated to pay any then due Semiannual Marketing Fee, and (iv) the provisions of Sections 5 and 10 of this Agreement shall survive.

         Hold Harmless.

         (a) PHH agrees to indemnify, defend and hold E-Loan harmless from and against any and all claims, suits, actions, liability, losses, expenses, or damages which may hereafter arise, which E-Loan, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any negligent act or omission by PHH, its affiliates, officers, agents, representatives or employees or out of any act by PHH, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation. Provided, however, the above indemnification shall not provide coverage for (a) any claim, suit, action, liability, loss, expense or damage that resulted from an act or omission of E-Loan or (b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of E-Loan.

         (b) E-Loan agrees to indemnify, defend and hold PHH harmless from and against any and all claims, suits, actions, liability, losses, expenses, or damages which may hereafter arise, which PHH, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any negligent act or omission by E-Loan, its affiliates, officers, agents, representatives or employees or out of any act by E-Loan, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation. Provided,


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                  however, the above indemnification shall not provide coverage for (a) any claim, suit, action, liability, loss, expense or damage that resulted from an act or omission of PHH or (b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of PHH.

1. Notices. All notices required or permitted by this Agreement shall be in writing and shall be given by certified mail, return receipt requested or by reputable overnight courier with package tracing capability and sent to the address at the head of this Agreement or such other address that a party specified in writing in accordance with this paragraph.

2. Amendment. The terms and conditions of this Agreement may not be modified or amended other than by a writing signed by both Parties.

3. Assignment; Binding Nature. The terms of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto. This Agreement shall not be assigned by any party without the express prior written consent of the other party.

4. Entire Agreement. This Agreement and any Exhibits attached hereto constitute the entire Agreement between the Parties and supersede all oral or written negotiations of the Parties with respect to the subject matter hereof.

5. Governing Law. This agreement shall be subject to and construed under the laws of the State of New Jersey, without reference to conflicts of law provisions thereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

E-LOAN, INC.                                  PHH MORTGAGE SERVICES CORPORATION

Signature: /s/ Signature Illegible            Signature: /s/ Signature Illegible

By: DOUG GALEN                                By: Bruce Isaacson
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Title: V.P. Sales & Bus Dev.                  Title: Vice President Marketing
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